                                                                    Exhibit 10.2
                                                                    ------------



                        PARTNERSHIP PURCHASE AGREEMENT

                                 by and among

                            Sears, Roebuck and Co.

                                      and

                  International Business Machines Corporation

                                 as "Sellers",


                           Prodigy Services Company

                               as the "Company",

                                      and

                      International Wireless Incorporated

                                  as "Buyer"



                             Dated:  May 12, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE I DEFINITIONS....................................................   1
     1.1        Defined Terms............................................   1
     1.2        Other Defined Terms......................................   2

ARTICLE II PURCHASE AND SALE OF PARTNERSHIP INTERESTS....................   3
     2.1        Transfer of Partnership Interests........................   3
     2.2        Consideration for Partnership Interests..................   3
     2.3        Purchase Price Adjustments...............................   3

ARTICLE III CLOSING......................................................   3
     3.1        Closing..................................................   3
     3.2        Documents to be Delivered................................   4

ARTICLE IV-A REPRESENTATIONS AND WARRANTIES OF SELLERS...................   4
     A.4.1      Organization of Sellers..................................   4
     A.4.2      Authorization............................................   5
     A.4.3      Consents and Approvals...................................   5
     A.4.4      No Brokers...............................................   5
     A.4.5      No Other Agreements to Sell the Assets or the Company....   5
     A.4.6      No Conflict or Violation.................................   5

ARTICLE IV-B REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   5
     B.4.1      Organization of the Company..............................   5
     B.4.2      Absence of Certain Changes or Events.....................   6
     B.4.3      Title to Assets..........................................   6
     B.4.4      Condition of Tangible Assets.............................   7
     B.4.5      No Conflict or Violation.................................   7
     B.4.6      Financial Statements.....................................   7
     B.4.7      Litigation...............................................   7
     B.4.8      Liabilities..............................................   8
     B.4.9      Compliance with Law......................................   8
     B.4.10     Proprietary Rights.......................................   8
     B.4.11     Employee Benefit Plans...................................   8
     B.4.12     Consents and Approvals...................................   9
     B.4.13     No Brokers...............................................   9
     B.4.14     No Other Agreements to Sell the Assets of the Company....  10

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER........................  10
     5.1        Organization of Buyer....................................  10
     5.2        Authorization............................................  10
     5.3        Consents and Approvals...................................  10

     5.4        No Brokers...............................................  10
     5.5        No Conflict or Violation.................................  10
     5.6        Litigation...............................................  11
     5.7        Financing Commitment.....................................  11

ARTICLE VI ACTIONS BY SELLERS THE COMPANY AND BUYER PRIOR TO THE CLOSING.  11
     6.1        Maintenance of Business..................................  11
     6.2        Patents..................................................  11
     6.3        Investigation by Buyer...................................  11
     6.4        Consents and Best Efforts................................  12
     6.5        Notification of Certain Matters..........................  12
     6.6        No Mergers, Consolidations, Sale of Partnership
                Interests, Etc...........................................  12
     6.7        Certain Employee Benefit Plan Matters....................  13

ARTICLE VII CONDITIONS TO SELLERS' OBLIGATIONS...........................  13
     7.1        Representations Warranties and Covenants.................  13
     7.2        Consents.................................................  13
     7.3        No Governmental Proceeding or Litigation.................  14
     7.4        Certificates.............................................  14
     7.5        HSR Act..................................................  14

ARTICLE VIII CONDITIONS TO BUYER'S OBLIGATIONS...........................  14
     8.1        Representations, Warranties and Covenants................  14
     8.2        Consents.................................................  14
     8.3        No Governmental Proceeding or Litigation.................  14
     8.4        Certificates.............................................  15
     8.5        HSR Act..................................................  15
     8.6        Lease....................................................  15

ARTICLE IX ACTIONS BY SELLERS, THE COMPANY AND BUYER AFTER THE CLOSING...  15
     9.1        Books and Records........................................  15
     9.2        Further Assurances.......................................  15
     9.3        Funding of the Company...................................  16
     9.4        Employee Matters.........................................  16
     9.5        Tax Returns and Payments.................................  16
     9.6        Solicitation of Employees................................  18
     9.7        Organization.............................................  18
     9.8        Financial Information....................................  18

ARTICLE X INDEMNIFICATION................................................  18
     10.1       Survival of Representations Etc..........................  18
     10.2       Indemnification..........................................  18
     10.3       Indemnification Procedures...............................  19
     10.4       No Right of Contribution.................................  19

ARTICLE XI SECURITIES LAWS...............................................  20

     11.1       Acquisition for Investment...............................  20
     11.2       Contingent Payment Notes.................................  20

ARTICLE XII MISCELLANEOUS................................................  20
     12.1       Termination..............................................  20
     12.2       Assignment...............................................  20
     12.3       Notices; Transfer of Funds...............................  21
     12.4       Choice of Law............................................  22
     12.5       Entire Agreement; Amendments and Waivers.................  23
     12.6       Counterparts.............................................  23
     12.7       Invalidity...............................................  23
     12.8       Headings.................................................  23
     12.9       Expenses.................................................  23
     12.10      Publicity................................................  23
     12.11      Confidential Information.................................  23


EXHIBIT A      Form of Contingent Convertible Note
EXHIBIT B      Form of Instrument of Assignment, Transfer and Conveyance
EXHIBIT C      Funding Agreement
EXHIBIT D      Form of Patent License Agreement
EXHIBIT E      Form of Patent Cross License Agreement

SCHEDULE 1.1   Financial Statements

                        PARTNERSHIP PURCHASE AGREEMENT
                        ------------------------------


          This Partnership Purchase Agreement ("Agreement"), dated as of May 12, 1996, is by and among International Wireless Incorporated, a Delaware corporation ("Buyer"), Sears, Roebuck and Co., a New York corporation ("Sears"), International

Business Machines Corporation, a New York corporation ("IBM") (Sears and IBM are collectively or alternatively referred to herein as "Sellers"), and Prodigy Services Company, a New York general partnership (the "Company").

                                   RECITALS
                                   --------

          A. Sears and IBM each own a 50% partnership ownership interest ("Partnership Interest") in the Company, constituting all of the Partnership Interests in the Company.

          B. Buyer desires to purchase from Sellers, and Sellers desire to transfer to Buyer, Sellers' Partnership Interests subject to the terms and conditions of this Agreement.


                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

           1.1  Defined Terms.  As used herein, the terms below shall have the
                -------------
following meanings:

          "Balance Sheet" shall mean the unaudited Balance Sheet of the Company
           -------------
as of March 31, 1996, previously delivered to Buyer and attached hereto as
Schedule 1.1.

          "Balance Sheet Date" shall mean March 31, 1996.
           ------------------

          "Closing Date" shall mean the close of business on the fifth business
           ------------
day following the expiration of the applicable waiting period under the HSR Act, or such other date as may be mutually agreed upon in writing by Sellers and Buyer.

          "Code" shall mean the Internal Revenue Code of 1986, as it may be
           ----
amended from time to time.

          "Disclosure Schedule" means a schedule executed and delivered by the
           -------------------
Company to Buyer prior to the date hereof which sets forth exceptions to its representations and warranties contained in Article IV hereof and certain other information called for by Article IV hereof and other provisions of this Agreement.

          "Encumbrances" shall mean any claim, lien, pledge, option, charge,
           ------------
easement, security interest, right-of-way, encumbrance or other rights of third parties.

          "Facilities" shall mean the offices in White Plains, New York, New
           ----------
York City, and Yorktown Heights, New York and related facilities which are leased by the Company.

          "Financial Statements" shall mean the Balance Sheet, the unaudited
           --------------------
Income Statements and Statements of Cash Flow for the period ended as of March 31, 1996, and the Income Statements and Statements of Cash Flow for the Company for the period ended as of December 31, 1995 together with the notes thereon and the related report of Coopers & Lybrand L.L.P., the Company's independent certified public accountants, previously delivered to Buyer and attached hereto as Schedule 1.1.

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery and equipment owned by the Company and located in, at or upon the Facilities as of the Balance Sheet Date plus all additions, replacements or deletions since the Balance Sheet Date in the ordinary course of the Company's business.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, agent, employee or other representative.

          1.2   Other Defined Terms.  The following terms shall have the
                -------------------
meanings defined for such terms in the Sections set forth below:

Term                     Section
----                     ---------
Action                   IV-B.4.7
Assets                   IV-B.4.3
Closing                  3.1
Damages                  10.2
ERISA                    IV-B.4.11
Proprietary Rights       IV-B.4.10

                                  ARTICLE II
                  PURCHASE AND SALE OF PARTNERSHIP INTERESTS
                  ------------------------------------------

          2.1   Transfer of Partnership Interests.  Upon the terms and subject
                ---------------------------------
to the conditions contained herein, Sellers will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire on the Closing Date, Sellers' Partnership Interests, and Buyer will assume all liabilities of the Company, except as set forth herein.

          2.2   Consideration for Partnership Interests.  Upon the terms and
                ---------------------------------------
subject to the onditions contained herein, as consideration for the purchase of Sellers' Partnership Interests, Buyer shall pay a purchase price (the "Purchase Price") of (i) Thirty Five Million Six Hundred Thousand Dollars ($35,600,000), subject to adjustment as set forth in Section 2.3 (the "Cash Purchase Price"), payable by the delivery to each of Sears and IBM of one half of such adjusted amount in immediately available funds, plus (ii) two contingent, convertible promissory notes payable to Sears and IBM, respectively, each in the principal amount of One Hundred Million Dollars ($100,000,000) in the form attached as Exhibit A hereto (each, a "Contingent Convertible Note").

           2.3  Purchase Price Adjustments.  The Cash Purchase Price shall be
                --------------------------
adjusted on the Closing Date as follows:

                (a) the Cash Purchase Price shall be increased by the difference between (i) the amount of all cash contributions made by Sellers to the Company during June 1996 minus (ii) the product of $216,667 multiplied by the number of days elapsed in June 1996 prior to the Closing Date.

                (b) the Cash Purchase Price shall be reduced by the amounts to be paid by Buyer on the Closing Date to Wasserstein Perella & Co., Inc. and Furman Selz Incorporated pursuant to letter agreements dated as of April 3, 1996 and April 26, 1996, respectively with respect to the transactions contemplated herein, which amounts collectively shall not exceed Six Million Dollars ($6,000,000).


                                  ARTICLE III
                                    CLOSING
                                    -------

          3.1   Closing.  The closing of the transactions contemplated herein
                -------
(the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 unless the parties hereto otherwise agree.

          3.2   Documents to be Delivered.  To effect the transfer referred to
                -------------------------
in Section 2.1 and the delivery of the consideration described in Section 2.2 hereof, Sellers and Buyer shall, on the Closing Date, deliver the following:

                (a) The Company, Sellers and Buyer shall each deliver all documents respectively required to be delivered pursuant to Articles VII and VIII.

                (b) Buyer shall deliver immediately available funds and the Contingent Payment Notes as provided in Section 2.2.

                (c) Each Seller shall deliver to Buyer an instrument of assignment, transfer and conveyance in the form attached hereto as Exhibit B.

                (d) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Sellers.

                (e) Sears shall deliver to Buyer immediately available funds in the amount of One Hundred Fifty Thousand Dollars ($150,000).


                                 ARTICLE IV-A
                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

          Each of Sears and IBM, with respect to representations and warranties of such Seller only, represent and warrant to Buyer as follows:

          A.4.1   Organization of Sellers.  Each Seller is duly organized,
                  -----------------------
validly existing and in good standing under the laws of the State of New York, has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Each Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a material adverse effect on the business or financial condition of Seller. Sellers collectively own all Partnership Interests of the Company free and clear of all Encumbrances and the consummation of the transaction contemplated by Article II shall convey to Buyer all such Partnership Interests and the properties and assets of the Company, free and clear of all Encumbrances imposed as a result of the ownership of the Partnership Interests by the Sellers. Neither Seller has, in its own name and without the knowledge of the Company's present senior management, (i) taken any action to bind the Company to any obligations, contracts or commitments or (ii) executed any agreements on behalf of the Company.

          A.4.2   Authorization.  Each Seller has all necessary corporate power
                  -------------
and authority to enter into this Agreement and has taken all corporate action necessary to consummate the transaction contemplated by Article II and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Sellers and is a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

          A.4.3   Consents and Approvals.  No consent, approval or authorization
                  ----------------------
of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the filings required under the HSR Act.

          A.4.4   No Brokers.  Neither Seller nor any affiliate of either Seller
                  ----------
(other than the Company) has entered into or will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          A.4.5   No Other Agreements to Sell the Assets or the Company. Neither
                  -----------------------------------------------------
Seller has any legal obligation, absolute or contingent, to any other person or firm to sell the Assets, to sell any Partnership Interest of the Company or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto.

          A.4.6   No Conflict or Violation.  Neither the execution and delivery
                  ------------------------
of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the respective Certificates of Incorporation or Bylaws of Sellers, as amended, or
(b) a violation by either Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated hereby.


                                 ARTICLE IV-B
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to Buyer as follows:

          B.4.1   Organization of the Company.  The Company is duly organized
                  ---------------------------
and validly existing under the laws of the State of New York and has all requisite partnership power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company.

           B.4.2  Absence of Certain Changes or Events.  Since the Balance Sheet
                  ------------------------------------
Date, there has not been any:

                  (a) change in the Company's condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings or operations, except for changes contemplated hereby, changes disclosed to Buyer, matters of public knowledge relating to general economic conditions or the Company's industry as a whole or changes which have not, individually or in the aggregate, been materially adverse;

                  (b) sale, assignment or transfer of any of the assets of the Company, material singly or in the aggregate, other than in the ordinary course;

                  (c) cancellation of any indebtedness or waiver of any rights of substantial value to the Company, whether or not in the ordinary course of business;

                  (d) damage, destruction or loss not covered by insurance materially adversely affecting the properties, business or prospects of the Company;

                  (e) declaration, setting aside or payment of distributions in respect of any Partnership Interest;

                  (f) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

                  (g) indebtedness incurred by the Company for borrowed money or any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company; or

                  (h) agreement by the Company to do any of the foregoing.

          B.4.3   Title to Assets.  The Company has good and marketable fee
                  ---------------
simple title to the assets reflected on the Balance Sheet or acquired in the ordinary course of business since the Balance Sheet Date (the "Assets"). None of the Assets is subject to any Encumbrances, except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use and have not arisen other than in the ordinary course of business. The Company has in all material respects performed all the obligations required to be performed by it with respect to all Assets leased by it through the date hereof, except where the failure to perform would not have a material adverse effect on the business or financial condition of the Company.

          B.4.4   Condition of Tangible Assets.  The Facilities and Fixtures and
                  ----------------------------
Equipment are in good operating condition and repair (except for ordinary wear and tear and any defect the cost of repairing which would not be material) and are sufficient for the operation of the Company's business as presently conducted.

          B.4.5   No Conflict or Violation.  Neither the execution and delivery
                  ------------------------
of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Partnership Agreement of the Company, as amended, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which the Company is a party or by which the Assets are bound, which breach or default would have a material adverse effect on the business or financial condition of the Company, (c) a violation by the Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of the Company or the ability of the Company to consummate the transactions contemplated hereby, or (d) an imposition of any material Encumbrance, restriction or charge on the business of the Company or on any of the Assets.

          B.4.6   Financial Statements.  The Company has heretofore delivered to
                  --------------------
Buyer the Financial Statements. Except as otherwise set forth therein, the Financial Statements accurately reflect the assets, liabilities and financial condition and results of operations indicated thereby in accordance with generally accepted accounting principles consistently applied, and contain and reflect all necessary adjustments for a fair representation of the Financial Statements as of the date and for the periods covered thereby.

          B.4.7   Litigation.  There is no action, order, writ, injunction,
                  ----------
judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for personnel), arbitral action or investigation (collectively, "Actions") pending or threatened or anticipated against or relating to (i) any Employee Benefit Plan or any fiduciary or administrator thereof or (ii) the transactions contemplated by this Agreement. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or the business or activities of the Company. There is not a reasonable likelihood of an adverse determination of any pending Actions which would, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Company.

          B.4.8   Liabilities.  The Company has no liabilities or obligations
                  -----------
(absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected and reserved against on the Balance Sheet, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, and (iii) liabilities arising under contracts, letters of credit, purchase orders, licenses, permits, purchase agreements and other agreements, business arrangements and commitments arising in the ordinary course of business which because of the dollar amount or other qualifications (including rights of termination) are not material to the Company.

          B.4.9   Compliance with Law.  The Company and the conduct of its
                  -------------------
business are in compliance with all applicable laws, statutes, ordinances and regulations, whether federal, state or local, except where the failure to comply would not have a material adverse effect on the business or financial condition of the Company. The Company has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations, orders, ordinances or other laws where the failure to comply would have a material adverse effect on the business or financial condition of the Company, and the Company has no reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which would, in any one case or in the aggregate, have a material adverse effect on the business or financial condition Of the Company.

          B.4.10  Proprietary Rights.  No proceedings have been instituted
                  ------------------
against or notices received by the Company that are presently outstanding alleging that the Company's use of any of its registrations of trademarks and of other marks, trade names or other trade rights, pending applications for any such registrations, and its patents and copyrights and all pending applications therefor; and all other trade secrets, designs, plans, specifications and other proprietary rights owned by the Company that are material to the business of the Company (collectively, "Proprietary Rights") infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

           B.4.11 Employee Benefit Plans.
                  ----------------------

                  (a) Copies or descriptions of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all other material employee benefit plans or other benefit arrangements which the Company maintains, contributes to or has any obligation to or liability for (each an "Employee Benefit Plan" and collectively, the "Employee Benefit Plans") (and, where applicable, the most recent summary plan description, actuarial report, determination letter, most recent Form 5500 and trust agreement), have been made available to Buyer for review prior to the date hereof.

                  (b) As of the date hereof, (i) all material payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement have been made or are being processed in accordance with normal operating procedures, and except as set forth in the Financial Statements, all material amounts required to be reflected thereon have been properly accrued to date as liabilities under or with respect to each Employee Benefit Plan for the current year; (ii) the Company has performed all material obligations required to be performed by it under any Employee Benefit Plan, (iii) the Employee Benefit Plans have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or threatened with respect to any Employee Benefit Plan; and (v) the Company has no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any material excise tax or civil penalty.

                  (c) None of the Employee Benefit Plans other than the Prodigy Services Company Retirement Plan (the "Retirement Plan"), the Prodigy Services Company Supplemental Executive Retirement Plan (the "SERP") and the SERP Transfer Agreement (the "Transfer Agreement") is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA.

                  (d) None of the Employee Benefit Plans is a "multiemployer plan", as defined in Section 3(37) of ERISA.

                  (e) Except as disclosed on the Disclosure Schedule, each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so "qualified".

          B.4.12  Consents and Approvals.  No consent, approval or authorization
                  ----------------------
of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the filings required under the HSR Act.

          B.4.13  No Brokers.  Neither the Company nor any affiliate of the
                  ----------
Company has entered into or will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          B.4.14  No Other Agreements to Sell the Assets of the Company.  The
                  -----------------------------------------------------
Company has no legal obligation, absolute or contingent, to any other person or firm to sell the Assets or any material portion thereof (other than in the ordinary course of business) or to enter into any agreement with respect thereto.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to Sellers as follows:

          5.1     Organization of Buyer.  Buyer is duly organized, validly
                  ---------------------
existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business and to own and lease its properties.

          5.2     Authorization.  Buyer has all necessary corporate authority to
                  -------------
enter into this Agreement and has taken all necessary corporate action to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement and the Contingent Payment Notes have been duly executed and delivered by Buyer and are the valid and binding obligations of Buyer, enforceable against it in accordance with their terms.

          5.3     Consents and Approvals.  No consent, approval or authorization
                  ----------------------
of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the filings required under the HSR Act.

          5.4     No Brokers.  Neither Buyer, nor any affiliate of Buyer has
                  ----------
entered into or will enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          5.5    No Conflict or Violation.  Neither the execution and delivery
                 ------------------------
of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party which breach or default would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby.

          5.6     Litigation.  Buyer has received no notice of any Actions, or,
                  ----------
to the knowledge of Buyer, threatened or anticipated Actions, relating to the transactions contemplated by this Agreement. Buyer is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Buyer or its business or activities.

          5.7     Financing Commitment.  Buyer has obtained the financing
                  --------------------
commitment set forth in the Funding Agreement attached hereto as Exhibit C (the "Financing Commitment"), which Financing Commitment is in full force and effect, for a minimum total of $155 million.

                                  ARTICLE VI
         ACTIONS BY SELLERS THE COMPANY AND BUYER PRIOR TO THE CLOSING
         -------------------------------------------------------------

          Sellers, the Company and Buyer covenant as follows for the period from the date hereof through the Closing Date:

          6.1  Maintenance of Business.  The Sellers shall contribute the
               -----------------------
following cash amounts to the Company: On or before May 14, 1996, a sum not to exceed $4.3 million; on or before June 3, 1996, a sum not to exceed $12 million, subject to Section 2.3 herein.

          6.2  Patents.  The Company and IBM shall execute on the Closing Date
               -------
the patent agreements between the Company and IBM in the form attached hereto as Exhibits D and E, respectively.

          6.3  Investigation by Buyer.  Sellers and the Company shall allow
               ----------------------
Buyer during regular business hours through Buyer's employees, agents and representatives, to make such investigation of the business, properties, books and records of the Company, and to conduct such examination of the condition of the Company, as Buyer deems necessary or advisable to familiarize itself with such business, properties, books, records, condition and other matters; provided however, that any information obtained from Sellers or the Company is subject to the confidentiality agreement dated May 9, 1996 among Sears, IBM and Buyer.

          6.4  Consents and Best Efforts.  Within five business days after
               -------------------------
execution and delivery of this Agreement, Buyer, Sellers and the Company shall make all filings required under the HSR Act. Sellers, Buyer and the Company will, as soon as possible, commence to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Partnership Interests, and Buyer shall cooperate with Sellers with respect thereto. The Sellers agree to make reasonable efforts between signing and three months after the Closing Date requested by the Buyer (which shall not obligate the Sellers to incur monetary expense or other consideration to third parties) to assist the Buyer in obtaining consents from any persons or entities that are parties to agreements with the Company where such contracts permit such other parties to terminate the agreements or to obtain penalties or increases in fees or charges paid by the Company thereunder, as a result of the change of control in the Company on the Closing Date under this Agreement. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

          6.5  Notification of Certain Matters.  Each Seller shall give prompt
               -------------------------------
notice to Buyer, and Buyer shall give prompt notice to Sellers, of the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such Seller or Buyer, respectively, contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date. Each Seller, the Company or Buyer, as the case may be, shall give prompt notice to the other parties hereto of the failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.

          6.6  No Mergers, Consolidations, Sale of Partnership Interests, Etc.
               --------------------------------------------------------------
The Company and Sellers will not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the Partnership Interests, merger of the Company with, or the direct or indirect disposition of a significant amount of the Company's assets or business to any person other than Buyer or its affiliates or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that the Company or Sellers receive an unsolicited offer for such a transaction or obtain information that such an offer is likely to be made, the Company or Sellers will provide Buyer with notice thereof as soon as practical after receipt, including the identity of the prospective purchaser or soliciting party and the terms and conditions of any such offer or proposal, and copies of any written materials received in connection with such offer or proposal.

           6.7 Certain Employee Benefit Plan Matters.
               -------------------------------------

               (a) Before the Closing, the Company shall take all necessary actions to cause the Retirement Plan, the SERP, the Transfer Agreement and the Prodigy Services Company Post Retirement, Medical & Life Plan (the "Retiree Plan") to be amended to provide that no additional benefits shall accrue to participants under such plans after the Closing Date and to provide for the transfers of assets and the assumption of liabilities as contemplated herein.

               (b) Effective as of the Closing, one or both of the Sellers, as they may in their sole discretion determine and as they shall notify Buyer in writing at least 10 days prior to the Closing, shall assume all of the Company's obligations and liabilities under the Retirement Plan, the SERP, the Transfer Agreement and the Retiree Plan.

               (c) Effective as of the Closing, the Company shall cause the trustee of the Trust under the Retirement Plan and any trustee or other person holding any assets which fund benefits under the SERPs or the Retiree Plan to transfer all such assets to such persons as the Sellers shall designate in writing.


                                  ARTICLE VII
                      CONDITIONS TO SELLERS' OBLIGATIONS
                      ----------------------------------

          The obligations of Sellers to transfer the Partnership Interests to Buyer on the Closing Date are subject, in the discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          7.1  Representations.  Warranties and Covenants.  All representations
               ------------------------------------------
and warranties contained in Article V of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Sellers a certificate to the foregoing effect.

          7.2  Consents.  All consents, approvals and waivers from governmental
               --------
authorities and other parties necessary to permit Sellers to transfer the Partnership Interests to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Sellers.

          7.3  No Governmental Proceeding or Litigation.  No suit, action,
               ----------------------------------------
investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage Sellers if the transactions contemplated hereunder are consummated.

          7.4  Certificates.  Buyer will furnish Sellers with such certificates
               ------------
of its officers, directors and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

          7.5  HSR Act.  The applicable waiting period, including any extension
               -------
thereof, under the HSR Act shall have expired.


                                  ARTICLEVIII
                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

          The obligations of Buyer to purchase the Partnership Interests as provided hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          8.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties contained in Article IV-A of Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Sellers and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed by either of them prior to or at the Closing Date. There shall be delivered to Buyer certificates to the foregoing effect.

          8.2  Consents.  All consents, approvals and waivers from governmental
               --------
authorities and other parties necessary to permit Sellers to transfer the Partnership Interests to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Buyer.

          8.3  No Governmental Proceeding or Litigation.  No suit, action,
               ----------------------------------------
investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially and adversely to affect the value of the Partnership Interests or business of the Company.

          8.4  Certificates.  Sellers and the Company shall furnish Buyer with
               ------------
such certificates of the respective officers of Sellers and the Company and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

          8.5  HSR Act.  The applicable waiting period, including any extension
               -------
thereof, under the HSR Act shall have expired.

          8.6  Lease.  On or prior to May 31, 1996, the Company shall not have
               -----
received notice from the landlord of 445 Hamilton, White Plains, New York, that the Company is in default under the lease of such premises (the "Lease") due to any alleged attempt by Sellers to sell their Partnership Interests, unless (i) any such default notice, if given by the landlord, has been withdrawn or (ii) Sellers shall agree to indemnify Buyer for any contractual Damages (as defined in Section 10.2 hereof) incurred by Buyer or the Company under the Lease as a result of such default determination in excess of the amounts that would have been payable by the Company or the Buyer if the early termination of the entire Lease had been effective in accordance with its terms on December 31, 1997. Sellers shall be entitled to control, at their sole expense, any negotiations with the landlord relating to any default notice under the Lease and the defense of any litigation arising in connection with a claim against Buyer or the Company indemnified by Sellers; provided that the Buyer and the Company may elect to participate, at their respective sole expense, in any such negotiations and/or defense.

                                  ARTICLE IX
          ACTIONS BY SELLERS, THE COMPANY AND BUYER AFTER THE CLOSING
          -----------------------------------------------------------

          9.1  Books and Records.  Sellers and Buyer agree that so long as any
               -----------------
books, records and files relating to the business, properties, assets or operations of the Company, to the extent that they pertain to the operations of the Company prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right to inspect and to make copies of the same at any time during business hours for any proper purpose.

          9.2  Further Assurances.  On and after the Closing Date, Sellers, the
               ------------------
Company and Buyer will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting Buyer in possession and operating control of the business and Assets of the Company.

          9.3  Funding of the Company.  Buyer shall (i) use all reasonable
               ----------------------
efforts to maintain in effect the Financing Commitment and (ii) draw funds on the Financing Commitment as necessary to fund the operations and capital requirements of the Buyer and, if the operations of the Company are conducted by a subsidiary of the Buyer, to contribute such funds as equity contributions to such subsidiary.

          9.4  Employee Matters.  The Buyer shall, within one month of the
               ----------------
Closing Date, publish and distribute to the Company employees the practices relating to their employment, including the severance compensation and benefits as set forth in the last sentence of this Section 9.4. With respect to any employee of the Company terminated without cause within twelve months following the Closing Date, Buyer and the Company shall provide severance compensation and benefits as follows: such severance shall be no less than one month of compensation plus one week for every year of service with the Company.

          9.5  Tax Returns and Payments.  The Company (prior to the Closing) or
               ------------------------
Buyer (after the Closing), as appropriate, shall prepare and timely file (or cause to be prepared and timely filed) for the Company all tax returns and reports of the Company for all taxable periods. All such tax returns and reports for all Pre-Closing Taxable Periods and Straddle Periods shall be prepared in a manner consistent with the Company's past tax practices and prior tax returns and reports filed by the Company, except as otherwise required by law. The Company and Buyer shall not (x) defer or shift deductions and other similar items out of Pre-Closing Taxable Periods or (y) accelerate or shift income and other similar items into Pre-Closing Taxable Periods, through original or amended tax returns or reports. The Company and Buyer may not amend any tax return or report of the Company related to any Pre-Closing Taxable Period or Straddle Period without the prior written consent of each Seller (which consent may be withheld in either Seller's sole discretion, except that consent to amendments required to correct mathematical errors shall not be unreasonably withheld). Sellers shall cooperate and assist the Company and Buyer in the preparation and filing of all such tax returns and reports and any related applications for automatic or other extensions of time to file such income tax returns and reports. All items of income, gain, loss, deduction and credit for any Straddle Period shall be allocated between the Pre- and Post-Closing Taxable Periods (a) on the basis of an interim closing of the books of Company at the close of the Closing Date to the extent possible, or (b) if not possible, by allocation based on the number of days in the taxable period prior to and including the Closing Date and the number of days in such period after the Closing Date. Sellers may request that their tax advisors be permitted to review, and provide, at Sellers' expense, such advice and assistance in connection with the preparation and filing of such returns and reports of the Company as is reasonably necessary. The Company or Buyer, as appropriate, shall provide Sellers with final drafts of such income tax returns and reports for Pre-Closing Taxable Periods and Straddle Periods not less than 20 days prior to the filing thereof. Sellers, the Company and Buyer shall in good faith consult with each other and their respective tax advisors in an effort to resolve any differences with respect to the preparation and accuracy of such tax returns and reports for Pre-Closing Taxable Periods and Straddle Periods and all tax items reflected thereon; provided, however, that
                                                      --------  -------
Sellers shall have the right of final approval with respect to any such income tax returns and reports and the treatment of any tax item therein as to which agreement of the parties cannot be obtained with respect to Pre-Closing Taxable Periods or Straddle Periods. Sellers shall be solely responsible for any real estate transfer taxes or equivalent state or local taxes, including the New York transfer gains tax, incurred in connection with this transaction up to an amount not to exceed $50,000. Buyer and Sellers shall, respectively, be responsible for 50% of any taxes referred to in the preceding sentence in excess of $50,000 payable by reason of the real estate transfer from the Company to Buyer at the Closing.

          The Company or Buyer, as appropriate, shall notify Sellers promptly upon receipt of any notice of any pending or threatened audit, litigation or other contest (a "Contest") with respect to any Pre-Closing Taxable Period or Straddle Period of the Company that could affect the amount of taxes payable by the Sellers with respect to such Taxable Period as a result of their ownership of partnership interests in the Company or any items of income, gain, loss, deduction or credit allocable to the Sellers with respect to the assets and operations of the Company with respect to such Taxable Period. Sellers shall have the sole right to control, and to represent the interests of all affected taxpayers in, any such Contest with respect to any Pre-Closing Taxable Period or Straddle Period and to employ counsel of their choice at their expense; provided, however, that Buyer shall have the right to participate in (but not control) any such Contest at its own expense. The Company and Buyer (i) shall execute and deliver to the Sellers or their designated counsel or other representatives such powers of attorney and other documents as may be reasonably necessary to permit Sellers to so control any such Contest, (ii) shall provide such other documents, certificates, information, testimony and assistance as may be reasonably requested by Sellers in connection with any such Contest and (iii) except as authorized by Sellers, shall not take any action (including the execution of extensions of statutes of limitations) in relation to, or at the request of, any taxing authority with respect to any such Contest.

          The Company or the Buyer, as appropriate, shall pay (or cause to be paid) all taxes shown to be due and payable by the Company on all of its tax returns and reports. Sellers shall be solely responsible for all taxes imposed upon them and arising from their status as partners of the Company for all Pre-Closing Taxable Periods.

          For purposes of this Section 9.5, "taxes" shall mean any domestic or foreign net income, gross income, gross receipts, sales, use, excise, franchise, transfer, payroll, stamp, gains, capital, premium, property or windfall profits tax, alternative, add-on or other minimum tax, value added, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority, whether any such tax is imposed directly or through withholding. For purposes of this Section 9.5, "Pre-Closing Taxable Period" shall mean any taxable period of the Company (or, in the case of a Straddle Period, the portion thereof) that begins before and ends on or before the Closing Date; "Post-Closing Taxable Period" shall mean any taxable period of the Company (or, in the case of a Straddle Period, the portion thereof) that begins after and ends after the Closing Date; and "Straddle Period" shall mean any taxable period of the Company that begins before and ends after the Closing Date.

          9.6  Solicitation of Employees.  From and after the date of this
               -------------------------
Agreement for a period of one year, (i) Sellers shall not, and shall cause their subsidiaries to not, actively solicit the employment of any current employee of the Company or Buyer, and (ii) Buyer shall not, and shall cause any subsidiary to not, actively solicit the employment of any current employee of either Sears or IBM. Active solicitation shall not include non-directed general recruiting activities or activity not initiated by the Buyer or the Sellers.

          9.7  Organization.  Buyer shall take such action as may be necessary
               ------------
so that as of the Closing Date, the status of the Company as a partnership shall terminate.

          9.8  Financial Information.  Buyer shall provide to Sellers on a
               ---------------------
regular basis, no less frequently than annually: (i) any available audited financial statement of the Buyer and any subsidiary or parent of Buyer that is engaged in the operation of the Company's business, and (ii) statements of the amount of the Company's outstanding common stock and instruments convertible into common stock. Sellers shall treat such financial information as confidential, and use such information for internal evaluation purposes only.


                                   ARTICLE X
                                INDEMNIFICATION
                                ---------------

          10.1 Survival of Representations Etc.  The representations and
               -------------------------------
warranties of Sellers and Buyer contained herein shall terminate on the Closing Date, except that the representation of Sellers contained in the last two sentences of Section 4.1 herein shall survive the Closing. The representations and warranties of the Company are solely for the purpose of assisting the Buyer in evaluating the Company and making a decision to enter into this Agreement.

          10.2 Indemnification.  Sellers shall indemnify Buyer and the Company
               ---------------
against, and hold Buyer and the Company harmless from, any damage, claim, liability or expense, including without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"), (a) arising out of the breach of any warranty, representation, covenant or agreement of Sellers contained in this Agreement; (b) arising out of the Retirement Plan, the SERPs and the Retiree Plan; and (c) arising out of claims relating to any prior partnership ownership interest; provided, however, that Sellers shall have no
                                -----------------
liability under this Section for Damages that in the aggregate do not exceed a threshold amount of Five Hundred Thousand Dollars ($500,000) (the "Threshold Amount"). Buyer shall indemnify and hold Sellers harmless from (a) any Damages arising out of the breach of any warranty, representation, covenant or agreement of Buyer contained in this Agreement; and (b) any Damages arising out of transactions entered into or events occurring with respect to the business of the Company, including without limitation any Damages relating to employee severance matters referred to in Section 9.4 herein, but excluding liabilities relating to the Retirement Plan, the SERP, the Transfer Agreement and the Retiree Plan assumed by Sellers; provided, however, that Buyer shall have no
                                 -----------------
liability under the Section for Damages that in the aggregate do not exceed the Threshold Amount. The term "Damages" as used in this Section 10.2 is not limited to matters asserted by third parties against Sellers, the Company or Buyer, but includes Damages incurred or sustained by Sellers, the Company or Buyer in the absence of third party claims.

          10.3 Indemnification Procedures.  Upon Buyer or the Company becoming
               --------------------------
aware of a fact, condition or event which constitutes a breach of any of the representations, warranties, covenants or agreements of Sellers and the Company contained herein, if a claim for Damages in respect thereof is to be made against Sellers under this Article X, Buyer or the Company, as the case may be, will with reasonable promptness notify Sellers in writing of such fact, condition or event. If such fact, condition or event is the assenion of a claim by a third party, Sellers will be entitled to participate in or take charge of the defense against such claim, provided that Sellers and their counsel shall proceed with diligence and in good faith with respect thereto.

          Upon Sellers becoming aware of a fact, condition or event which constitutes a breach of any of the representations, warranties, covenants or agreements of Buyer contained herein, if a claim for Damages in respect thereof is to be made against Buyer under this Article X, Sellers will with reasonable promptness notify Buyer in writing of such fact, condition or event. If such fact, condition or event is the assertion of a claim by a third party, Buyer will be entitled to participate in or take charge of the defense against such claim, provided that Buyer and its counsel shall proceed with diligence and in good faith with respect thereto.

          10.4 No Right of Contribution.  After the Closing, the Company shall
               ------------------------
have no liability to indemnify either Buyer or Sellers on account of the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of Sellers or the Company; and Sellers shall have no right of contribution against the Company. In addition to any other remedy which may be available at law or in equity, Buyer or the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security.


                                  ARTICLE XI
                                SECURITIES LAWS
                                ---------------

          11.1 Acquisition for Investment.  Buyer hereby acknowledges that the
               --------------------------
Partnership Interests to be purchased pursuant to the terms of this Agreement shall be acquired for investment for its own account and not with a view to a distribution or resale of any of such Partnership Interests.

          11.2 Contingent Payment Notes.  Each Seller hereby acknowledges that
               ------------------------
the Contingent Payment Note to be purchased pursuant to the terms of this Agreement shall be acquired for investment for its own account and not with a view to a distribution or resale of such Contingent Payment Note.


                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

          12.1 Termination.  If any condition precedent to Sellers' obligations
               -----------
hereunder is not satisfied and such condition is not waived by Sellers at or prior to the Closing Date, or if any condition precedent to Buyer's obligations hereunder is not satisfied and such condition is not waived by Buyer at or prior to the Closing Date, the party who has the obligation to cause the condition to be fulfilled may, by written notice to the other party, extend the Closing Date to a day which is on or prior to June 30, 1996. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.

          This Agreement may be terminated and the transactions contemplated hereby abandoned by either party if the conditions set forth in Articles VII and VIII have not been satisfied on or before June 30, 1996 (unless waived by the party entitled to the benefit thereof), without liability of either party hereto; provided, however, that no party shall be released from liability
        -----------------
hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) willful failure of any party to have performed its obligations hereunder, or (ii) any knowing misrepresentation made by any party of any matter set forth herein.

          12.2 Assignment.  Neither this Agreement nor any of the rights or
               ----------
obligations hereunder may be assigned by Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Sellers, except that Buyer shall have the right to assign its rights and obligations hereunder to any wholly-owned subsidiary or any parent corporation of Buyer, provided that such assignee assumes all of Buyer's obligations hereunder. If Buyer assigns this Agreement to any parent corporation of Buyer, the Contingent Payment Notes shall be issued by such parent corporation. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

          12.3 Notices; Transfer of Funds.  Unless otherwise provided herein,
               --------------------------
any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

          If to Sears:

               Sears, Roebuck and Co.
               3333 Beverly Road
               Hoffman Estates, IL 50179
               Attn:  Michael D.  Levin, Esq.,
                      Senior Vice President,
                      General Counsel and Secretary


          with a copy to:  Alan Lacy, Executive Vice President and
                           Chief Financial Officer


          If to IBM:

               International Business Machines Corporation
               Old Orchard Road
               Armonk, NY 10504
               Attn:  Lee A. Dayton, General Manager
                      Real Estate and Business Development

          with a copy to:

               Gregory C.  Bomberger, Esq.,
               Associate General Counsel

          If to the Company:

               632 Broadway, 10th Floor
               New York, NY 10012
               Attn:  Edward A.  Bennett, President and
                      Chief Executive Officer

          with a Copy to:

               Marc Jacobson, Esq., Vice President and General Counsel

          If to Buyer:

               International Wireless Incorporated
               One Kendall Square
               Building 200, Second Floor
               Cambridge, MA 02139
               Attn:  Greg C. Carr, Co-Chairman

          with a copy to:

               David A. Westenberg, Esq.
               c/o Hale and Dorr
               60 State Street
               Boston, MA 02109


or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

          Payments to be made to Sears and IBM hereunder shall be made by wire transferred funds to be delivered to the following account numbers: If to Sears:
Bank of America, 231 5. LaSalle Street, Chicago, Illinois 60697, Account of Sears, Roebuck and Co., Account Number 77-24578, ABA Routing No. 07100039. If to IBM: Chemical Bank, 55 Water Street, New York, NY 10041, IBM Concentration Account, Account Number 323-213499, ABA Routing No. 021000128.

          12.4 Choice of Law.  This Agreement shall be construed, interpreted
               -------------
and the rights of the parties determined in accordance with the laws of the State of New York except with respect to matters of law concerning the internal corporate. affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          12.5 Entire Agreement; Amendments and Waivers.  This Agreement,
               ----------------------------------------
together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, except for the confidentiality agreement referred to in Section 6.3 herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          12.6  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.7  Invalidity.  In the event that any one or more of the provisions
                ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          12.8  Headings.  The headings of the Articles and Sections herein are
                --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          12.9  Expenses.  Sellers and Buyer will each be liable for its own,
                --------
costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

          12.10 Publicity.  Neither party shall issue any press release or make
                ---------
any public statement, either prior to or after the Closing, regarding the transactions contemplated hereby or the operations of the Company prior to the Closing, without the prior approval of the other party, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the Closing Date.

          12.11 Confidential Information.  The parties acknowledge that the
                ------------------------
transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors, affiliates and funding sources, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 12.10. Neither Sellers nor Buyer shall make any public disclosure of the specific terms of this Agreement, except as required by law. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants, affiliates and funding sources in connection with the transactions contemplated hereby. Sellers, at a time and in a manner which they reasonably determine and after prior notice to and consultation with Buyer, may notify employees of the fact of the subject transaction. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the others all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the date and year first above written.

SEARS, ROEBUCK AND CO.
("Seller")



By: /s/
   -------------------------
Name:_______________________
Its:________________________



INTERNATIONAL BUSINESS MACHINES         PRODIGY SERVICES COMPANY
CORPORATION                                  ("Company")
("Seller")


                                             By: /s/
                                                -------------------------
                                             Name:_______________________


                                             Its:________________________

By: /s/
   -------------------------
Name:_______________________
Its:________________________


INTERNATIONAL WIRELESS
INCORPORATED


By: /s/
   -------------------------
Name:_______________________
Its:________________________

                                             Amendment dated as of June 3, 1996
                                             by and among Sears, Roebuck and Co.
                                             and International Business Machines
                                             Corporation as "Sellers", Prodigy
                                             Services Company as the "Company",
                                             and International Wireless
                                             Incorporated as "Buyer", to the
                                             Partnership Purchase Agreement (the
                                             "Agreement") dated May 12, 1996,
                                             among such parties.

          The parties agree that:

          1. The following definition in Section 1.1 of the Agreement is amended to read as follows:

          "Closing Date" shall mean June 17, 1996.
          -------------

          2. The following definition in Section 2.3(a) is amended to read, in its entirety, as follows:

          "the cash Purchase Price shall be increased by (i) the amount of all cash contributions made by Sellers to the Company on or after May 31, 1996, minus (ii) $650,000."

          3. Buyer shall pay, be delivery to the Company in immediately available funds, (i) $216,667 on each of June 5, 6, 10, 11, 12 and 13 and (ii) $650,000 on each of June 7 and 14. Such payment shall be non-refundable, whether or not the purchase of the Partnership Interests in consummated; provided, that, in the event either or both of Sellers do not comply with
Section 8.4 of the Agreement and if the Buyer by reason of the foregoing elects not to purchase the Partnership Interests, then Sellers shall pay or cause the Company to pay, in immediately available funds to Buyer upon demand, all such amounts paid to the Company by Buyer. Sellers agree that prior to June 18, 1996, such payments will be retained in the Company's bank account and will not be used for the Company's business or be distributed to the Sellers. Payments to the Company hereunder shall be made by wire transferred funds to be delivered prior to 2:00 PM on each day on which payments are due to the following account:
The Bank of New York, 48 Wall Street, New York, NY 10286, Account #01583670.

          4. In the event Buyer fails to make any of the payments set forth in paragraph 3 above (except where Buyer has properly directed its bank to effect the wire transfer an such transfer is delayed due to circumstances outside of Buyer's control) or the Closing of the transactions contemplated in the Agreement do not occur on the Closing Date, then, in addition to any other remedies the Sellers have under the Agreement, Section 6.6 of the Agreement shall be deleted in its entirety.

          5. Except as amended hereby, the Agreement shall remain in full force and effect. Capitalized terms used herein have the meanings ascribed to them in the Agreement.

          6. This Amendment shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Amendment, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first above written.


International Business Machines               International Wireless
Corporation                                     Incorporated

    /s/                                           /s/
By:---------------------------                By:---------------------------
Name:_________________________                Name:_________________________
Its:__________________________                Its:__________________________


Sears, Roebuck and Co.                        Prodigy Services Company

    /s/                                           /s/
By:---------------------------                By:---------------------------
Name:_________________________                Name:_________________________
Its:__________________________                Its:__________________________

                                      -2-